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                                                                     Exhibit 5.1
                                January 31, 1997

ABM Industries Incorporated
50 Fremont Street
San Francisco, CA  94105

          Re:  ABM Industries Incorporated
               Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

          At your request, I am rendering this opinion in connection with a proposed sale by certain stockholders of ABM Industries Incorporated, a Delaware corporation (the "Company") of up to 39,158 shares (the "Shares") of common stock, $0.01 par value (the "Common Stock") pursuant to a Registration Statement on Form S-3.

          I have examined instruments, documents, and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

          Based on such examination, I am of the opinion that the currently issued and outstanding Shares covered by the Registration Statement are legally issued, fully paid, and nonassessable.

          I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued
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ABM Industries Incorporated
January 31, 1997
Page 2


thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                   Very truly yours,

                                   /s/ Harry H. Kahn

                                   Harry H. Kahn